Exhibit 99.1
FOR IMMEDIATE RELEASE:
For further information, contact:
Patrick Cassidy
ir@mariner-energy.com
(713) 954-5558
Mariner Energy Reports 2009 Third Quarter Results
Houston, Texas / November 5, 2009 — Mariner Energy, Inc. (NYSE: ME) today reported third quarter 2009 financial and operating results. The company reported net income of $4.2 million for the three-month period ended September 30, 2009, with diluted earnings per share (EPS) of $0.04. For the same period in the prior year, Mariner reported net income of $64.7 million with diluted EPS of $0.73. During the three-month period ended September 30, 2009, the company incurred certain hurricane-related lease operating expenses and certain other general and administrative expenses that negatively impacted income before taxes by approximately $15.4 million. The company reported operating cash flow of approximately $403.6 million for the nine months ended September 30, 2009 (see reconciliation of this non-GAAP measure below).
Third quarter and fourth quarter to date highlights include:
•	Exploration success in deepwater at Green Canyon 490 (Wide Berth), encountering approximately 130 feet of net pay. Mariner holds a 56.25% working interest.

•	Exploration success on the shelf at South Marsh Island 10, encountering approximately 87 feet of net pay. Mariner holds a 100% working interest.

•	Net production for third quarter was up slightly from second quarter 2009 to 33.3 billion cubic feet of natural gas equivalent (Bcfe).

•	Start up of production on two deepwater fields: Green Canyon 646 (Daniel Boone) and Viosca Knoll 821, with current gross daily production rates of approximately 7,000 barrels of oil equivalent (BOE) and 1,000 BOE, respectively. Mariner holds a 40% working interest in Daniel Boone and a 30% working interest in VK 821.

•	Acquisition of a 50% working interest in the deepwater discovery on East Breaks 597 (Balboa), with estimated gross proved and probable reserves of 7 — 8 million barrels of oil equivalent. Mariner has assumed operations and commenced development on the project. Production could begin as early as fourth quarter 2010.

•	Completion of an eight-block deepwater acreage trade with Anadarko Petroleum Company in the Heidelberg area and a farm-in to Anadarko’s deepwater Keathley Canyon 875 (Lucius) prospect, which is currently drilling.

•	Continued growth in the Permian Basin with success in seven wells, including three exploration wells further delineating our Deadwood field. At quarter’s end, Mariner’s net acreage position in the Permian Basin exceeded 123,000 acres.

•	Affirmation of the company’s $800 million borrowing base under its $1 billion revolving credit facility and further reduction of debt under the facility during the third quarter from approximately $145 million to approximately $70 million.

•	Receipt of additional hurricane reimbursements, bringing the total year to date to approximately $68 million at October 31, 2009, with additional reimbursements expected prior to year end.
“During the third quarter, production increased in the deepwater and onshore, but construction delays temporarily deferred growth from the shelf. Mariner’s capital spending for 2009 should be less than half of 2008’s, but we expect to achieve a year-over-year production increase of approximately 10% to 128 — 130 Bcfe, as well as strong cash flow and excellent liquidity. We have continued to expand and diversify our opportunity set, most recently in the deepwater and onshore, including our entry into unconventional resources,” said Scott D. Josey, Mariner’s Chairman, Chief Executive Officer and President.
THIRD QUARTER 2009 RESULTS
For the three-month period ended September 30, 2009, Mariner reported net income of $4.2 million, or $0.04 per basic and diluted share. This compares with net income of $64.7 million and basic and diluted earnings per share of $0.74 and $0.73, respectively, for the same three-month period in the prior year. The lower year-over-year results are due primarily to lower commodity prices.
Net production for third quarter 2009 was 33.3 billion cubic feet of natural gas equivalent (Bcfe), up 23% compared with 27.1 Bcfe for third quarter 2008. Total natural gas net production for third quarter 2009 was 24.1 billion cubic feet (Bcf), compared with 18.4 Bcf for the same period in the prior year. Total net oil production for third quarter 2009 was 1.1 million barrels (MMBbls), compared with 1.1 MMBbls for the same period in 2008. Natural gas liquids (NGL) net production for third quarter 2009 was 0.4 MMBbls, compared with 0.4 MMBbls for third quarter 2008.
For third quarter 2009, Mariner’s average realized natural gas price was $5.39 per thousand cubic feet (Mcf) compared with $10.50 per Mcf for the same period in 2008. Mariner’s average realized oil price was $73.15 per barrel (Bbl) for third quarter 2009, compared with $92.97 per Bbl for third quarter 2008. The average realized NGL price was $36.85 per Bbl for third quarter 2009, compared with $61.05 per Bbl for the same period in 2008. Average realized prices reflect settlements during the period under Mariner’s hedging program.
OPERATIONAL UPDATE
Offshore
Mariner drilled five offshore wells in the third quarter 2009, two of which were successful:

		Working	Water Depth
Well Name	Operator	Interest	(Ft)	Location
Vermillion 380 A3 ST1	Mariner	100.0%	340	Conventional Shelf
South Timbalier 316 A6 ST1	W&T Offshore	33%	450	Conventional Shelf
Unsuccessful wells during the third quarter included Mariner’s deepwater prospects at Arden (Garden Banks 949) and Tiger (East Breaks 494) and the deep shelf prospect at Sherwood (High Island 133).
Subsequent to the end of third quarter 2009, Mariner drilled two wells, both of which were successful:

		Working	Water Depth
Well Name	Operator	Interest	(Ft)	Location
Green Canyon 490#1 (Wide Berth)	Mariner	56.25%	3,700	Conventional Deepwater
South Marsh Island 10 #4	Mariner	100%	70	Conventional Shelf
Onshore
In the third quarter of 2009, Mariner drilled seven wells in the Permian Basin, all of which were successful. As of September 30, 2009, four rigs were operating on Mariner’s Permian Basin properties.

CONFERENCE CALL TO DISCUSS RESULTS
A conference call has been scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, November 6, 2009, to discuss third quarter 2009 financial and operating results.
To participate in the call, please dial one of the numbers listed below at least 10 minutes prior to the scheduled start time:
Callers from the United States and Canada: +1 (800) 299-6183
Callers from International locations:            +1 (617) 801-9713.
The conference passcode for both numbers is 6725 8155.
The call also will be webcast live over the Internet and can be accessed through the Investor Information section of Mariner’s website at http://www.mariner-energy.com.
A telephonic replay of the call will be available through November 16, 2009 by dialing (888) 286-8010 or (617) 801-6888, pass code 8892 8703. An archive of the webcast will be available shortly after the call on Mariner’s website through December 31, 2009.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company headquartered in Houston, Texas, with principal operations in the Permian Basin and the Gulf of Mexico. For more information about Mariner, please visit its website at www.mariner-energy.com.
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MARINER ENERGY, INC.
SELECTED OPERATIONAL RESULTS (1)
(Unaudited)
Net Production, Realized Pricing and Operating Costs

	Three Months Ended
	September 30,
	2009	2008
Net production:
Natural gas (Bcf)	24.1	18.4
Oil (MMBbls)	1.1	1.1
Natural gas liquids (MMBbls)	.4	.4
Total production (Bcfe)	33.3	27.1

Realized prices (net of hedging):
Natural gas ($/Mcf)	$5.39	$10.50
Oil ($/Bbl)	73.15	92.97
Natural gas liquids ($/Bbl)	36.85	61.05

Operating costs per Mcfe:
Lease operating expense	$1.96	$2.41
Severance and ad valorem taxes	0.13	0.18
Transportation expense	0.13	0.15
General and administrative expense	0.57	0.43
Depreciation, depletion and amortization	3.19	4.22

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

MARINER ENERGY, INC.
COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS (1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2009	2008
Revenues:
Natural gas sales	$130,046	$192,804
Oil sales	80,908	97,987
Natural gas liquids sales	15,736	24,541
Other revenues	656	2,558

Total revenues	227,346	317,890
Cost and Expenses:
Lease operating expense	65,325	65,267
Severance and ad valorem taxes	4,406	4,813
Transportation expense	4,468	4,065
General and administrative expense	18,922	11,554
Depreciation, depletion and amortization	106,218	114,398
Other miscellaneous expense	1,193	125

Total costs and expenses	200,532	200,222

OPERATING INCOME	26,814	117,668

Interest:
Income	56	369
Expense, net of capitalized amounts	(19,702)	(17,507)

Income before taxes	7,168	100,530
Provision for income taxes	(2,946)	(35,839)
NET INCOME ATTRIBUTABLE TO MARINER ENERGY, INC.	$4,222	$64,691

Earnings per share:
Net income per share attributable to Mariner Energy, Inc.—basic	$0.04	$0.74
Net income per share attributable to Mariner Energy, Inc.—diluted	$0.04	$0.73

Weighted average shares outstanding-basic	100,753	87,596
Weighted average shares outstanding-diluted	101,085	88,184

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

MARINER ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	December 31,
	2009	2008
Current Assets
Cash and cash equivalents	$6,017	$3,209
Receivables, net of allowances	136,424	219,920
Insurance receivables	12,414	13,123
Derivative financial instruments	4,434	121,929
Intangible assets	1,446	2,334
Prepaid expenses and other	23,264	14,438

Total current assets	183,999	374,953
Property and Equipment
Proved oil and gas properties, full-cost method	4,897,001	4,448,146
Unproved properties, not subject to amortization	214,891	201,121

Total oil and gas properties	5,111,892	4,649,267
Other property and equipment	55,229	53,115
Accumulated depreciation, depletion and amortization:
Proved oil and gas properties	(2,745,601)	(1,767,028)
Other property and equipment	(7,549)	(5,477)

Total accumulated depreciation, depletion and amortization	(2,753,150)	(1,772,505)

Total property and equipment, net	2,413,971	2,929,877
Insurance receivables	—	22,132
Derivative financial instruments	920	—
Other Assets, net of amortization	74,689	65,831

TOTAL ASSETS	$2,673,579	$3,392,793

Current Liabilities
Accounts payable	$3,586	$3,837
Accrued liabilities	119,965	107,815
Accrued capital costs	128,781	195,833
Deferred income tax	15,772	23,148
Abandonment liability	47,977	82,364
Accrued interest	30,353	12,567
Derivative financial instruments	9,907	—

Total current liabilities	356,341	425,564
Long-Term Liabilities
Abandonment liability	408,504	325,880
Deferred income tax	78,468	319,766
Derivative financial instruments	18,267	—
Long-term debt	954,503	1,170,000
Other long-term liabilities	29,037	31,263

Total long-term liabilities	1,488,779	1,846,909

Stockholders’ Equity
Preferred stock, $.0001 par value; 20,000,000 shares authorized, no shares issued and outstanding at September 30, 2009 and December 31, 2008	—	—
Common stock, $.0001 par value; 180,000,000 shares authorized; 101,855,521 shares issued and outstanding at September 30, 2009; 180,000,000 shares authorized, 88,846,073 shares issued and outstanding at December 31, 2008	10	9
Additional paid-in capital	1,250,151	1,071,347
Accumulated other comprehensive income	10,198	78,181
Accumulated deficit	(431,900)	(29,217)

Total stockholders’ equity	828,459	1,120,320

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,673,579	$3,392,793

MARINER ENERGY, INC.
SELECTED CASH FLOW INFORMATION (1)
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
Operating cash flow (2)	$403,583	$792,369
Changes in operating assets and liabilities	134,526	69,439

Net cash provided by operating activities	$538,109	$861,808

Net cash used in investing activities	$(471,121)	$(996,752)

Net cash provided by financing activities	$(64,180)	$127,502

Increase (Decrease) in cash and cash equivalents	$2,808	$(7,442)

(1)	Certain prior year amounts have been reclassified to conform to current year presentation.

(2)	See below for reconciliation of this non-GAAP measure.
IMPORTANT INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
AND CERTAIN STATISTICS
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements generally are accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. Forward-looking statements provided in this press release are based on Mariner’s current belief based on currently available information as to the outcome and timing of future events and assumptions that Mariner believes are reasonable. Mariner does not undertake to update its guidance, estimates or other forward-looking statements as conditions change or as additional information becomes available. Estimated reserves are related to hydrocarbon prices. Hydrocarbon prices in effect when the reserve estimates provided above were made may vary significantly from actual future prices. Therefore, volumes of reserves actually recovered may differ significantly from such estimates. Mariner cautions that its forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development, production and sale of oil and natural gas. These risks include, but are not limited to, price volatility or inflation, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, and other documents filed by Mariner with the SEC. Any of these factors could cause Mariner’s actual results and plans of Mariner to differ materially from those in the forward-looking statements. Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2008, as amended, and other documents filed by Mariner with the SEC.
The SEC generally has permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Mariner uses the terms “probable,” “possible” and “non-proved” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit it from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by Mariner.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.

Reconciliation of Non-GAAP Measure: Operating Cash Flow
Operating cash flow (OCF) is not a financial or operating measure under generally accepted accounting principles in the United States of America (GAAP). The table below reconciles OCF to related GAAP information. Mariner believes that OCF is a widely accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of a company’s profitability or liquidity.

	Nine Months Ended
	September 30,
	2009	2008
	(In thousands)
	(Unaudited)
Net cash provided by operating activities	$538,109	$861,808
Less: Changes in operating assets and liabilities	134,526	69,439

Operating cash flow (non-GAAP)	$403,583	$792,369